Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Announces Earnings for the three months ended March 31, 2025 and Declares Quarterly Dividend

Morrisville, VT April 16, 2025 - Union Bankshares, Inc. (NASDAQ - UNB) today announced results for the three months ended March 31, 2025 and declared a regular quarterly cash dividend. Consolidated net income for the three months ended March 31, 2025 was $2.5 million, or $0.55 per share, compared to $2.4 million, or $0.53 per share, for the same period in 2024.

Balance Sheet
Total assets were $1.52 billion as of March 31, 2025 compared to $1.42 billion as of March 31, 2024, an increase of $107.2 million, or 7.6%. Loan demand was strong in 2024 and through the first three months of 2025 resulting in an increase of $128.0 million, or 12.3%, to reach $1.16 billion as of March 31, 2025 including $4.1 million in loans held for sale, compared to $1.04 billion as of March 31, 2024, with $3.4 million in loans held for sale. Despite the economic uncertainty in the future, asset quality remains strong with minimal past due loans and net recoveries of $1 thousand for each of the periods ended March 31, 2025 and March 31, 2024.
In addition to the balance sheet growth in loans, qualifying residential loans of $25.8 million were sold to the secondary market for the three months ended March 31, 2025 compared to sales of $21.7 million for the three months ended March 31, 2024.
Total deposits were $1.18 billion as of March 31, 2025 compared to deposits of $1.17 billion as of March 31, 2024, and included brokered deposits of $31.0 million and $101.5 million for the respective periods. Borrowed funds consisted of Federal Home Loan Bank advances of $240.7 million as of March 31, 2025 compared to $115.7 million as of March 31, 2024. There were also $35.0 million in advances from the Federal Reserve's Bank Term Funding Program outstanding as of March 31, 2024.
The Company had total equity capital of $70.1 million and a book value per share of $15.44 as of March 31, 2025 compared to $63.8 million and a book value of $14.12 per share as of March 31, 2024. Total equity capital is reduced by accumulated other comprehensive loss as it relates to the fair market value adjustment for investment securities. Accumulated other comprehensive loss as of March 31, 2025 was $31.4 million compared to $34.9 million as of March 31, 2024.

Income Statement
Consolidated net income was $2.5 million for the first quarter of 2025 compared to $2.4 million for the first quarter of 2024, an increase of $84 thousand, or 3.5%. Interest income increased $2.7 million, or 17.1%, to $18.3 million for the three months ended March 31, 2025 compared to $15.6 million for the three months ended March 31, 2024, due to an increase in yield on earning assets and an increase in volume for the comparison periods. Similarly, interest expense increased $1.4 million, or 21.3%, to $8.0 million for the three months ended March 31, 2025 compared to $6.6 million for the three months ended March 31, 2024 due to an increase in rates paid on customer deposits and higher rates on wholesale funding and to a lesser extent an increase in volumes. As a result of these changes during the comparison periods, net interest income increased $1.3 million, or 14.0%.
Credit loss expense of $235 thousand was recorded for the three months ended March 31, 2025 compared to a benefit of $230 thousand recorded for the three months ended March 31, 2024. The increase in expense was to support loan growth and was not due to a deterioration in credit quality. Management continues to assess the adequacy of the Allowance for Credit Losses quarterly.
Noninterest income decreased $127 thousand,or 4.9% to $2.4 million for the three months ended March 31, 2025 compared to $2.6 million for the same period in 2024. The decrease was due to prepayment penalties of $117 thousand received in the first quarter of 2024 that did not recur in 2025, an increase in the loss on investment securities related to deferred compensation plans of $130 thousand, partially offset by an increase in gains on sale of qualifying loans to the secondary market of $102 thousand. Noninterest expenses increased $601 thousand, or 6.5%, to $9.8 million for the three months ended March 31, 2025 compared to $9.2 million for the same period in 2024. The increase during the comparison period was due to increases of $358 thousand in salaries and wages, $92 thousand in employee benefits, $83 thousand in occupancy expenses, and $106 thousand in equipment expenses, partially offset by a decrease of $38 thousand in other expenses. Income tax expense was $150 thousand for the three months ended March 31, 2025 a decrease of $15 thousand compared to income tax expense of $165 thousand for the three months ended March 31, 2024.

Dividend Declared
The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable May 1, 2025 to shareholders of record as of April 26, 2025.

About Union Bankshares, Inc.
Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, wealth management services throughout northern Vermont and New Hampshire. Union Bank operates 18 banking offices, three loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. All of these efforts have resulted in Union receiving and "Outstanding" rating for its compliance with the Community Reinvestment Act ("CRA") in its most recent examination. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.